                                                                     EXHIBIT 4.6


               THIRD AMENDMENT TO FIRST RESTATED CREDIT AGREEMENT

         THIS THIRD AMENDMENT TO FIRST RESTATED CREDIT AGREEMENT (this "Amendment") made as of the 30th day of October, 1996, by and among TPC Corporation, a Delaware corporation ("Borrower"), Internationale Nederlanden (U.S.) Capital Corporation ("ING Capital"), as Agent ("Agent"), CIBC Inc., as Co-Agent ("Co-Agent") and the Lenders under the Credit Agreement ("Lenders"),

                              W I T N E S S E T H:

         WHEREAS, Borrower, Agent, Co-Agent and Lenders entered into that certain First Restated Credit Agreement dated as of September 25, 1995, as amended by that certain First Amendment to First Restated Credit Agreement, effective as of September 25, 1995, and that certain Second Amendment to First Restated Credit Agreement dated as of December 28, 1995 (as amended, the "Original Agreement") for the purpose and consideration therein expressed, whereby ING Capital and CIBC Inc. became obligated to make Loans and have made Loans to Borrower as therein provided; and

         WHEREAS, Borrower, Agent, Co-Agent and Lenders desire to amend the Original Agreement (i) to increase the Commitment, and (ii) for the other purposes set forth herein;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Agreement and in consideration of the Loans which may hereafter be made by Lenders to Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

                    ARTICLE I. -- Definitions and References

         Section 1.1. Terms Defined in the Original Agreement. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Agreement shall have the same meanings whenever used in this Amendment.

         Section 1.2. Other Defined Terms. Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this Section 1.2.

                  "Amendment" shall mean this Third Amendment to First Restated Credit Agreement.

                  "Amendment Documents" means this Amendment and the Renewal Notes.

                  "Credit Agreement" means the Original Agreement as amended hereby.

                  "Effective Date" has the meaning given it in Section 3.1.

                  "Original Notes" means the "Notes" referred to and defined as such in the Original Agreement.

                  "Renewal Notes" has the meaning given it in Section 3.1(ii).

                ARTICLE II. -- Amendments to Original Agreement

         Section 2.1. Defined Terms. The definitions of "Borrowing Base", "Borrowing Base Report", "Eligible Inventory" and "Eligible Receivables" in
Section 1.1 of the Original Agreement are hereby deleted.

         The definitions of "Borrower", "Commitment", "Commitment Termination Date" and "Required Hedges" in Section 1.1 of the Original Agreement are hereby amended in their entirety to read as follows:

                  "Borrower" means TPC Corporation (f/k/a Tejas Power Corporation), a Delaware corporation.

                  "Commitment" means the amount of $40,000,000.

                  "Commitment Termination Date" means January 1, 1999, provided, Borrower may, by written request to Agent, Co-Agent and each Lender at any time not less than thirty days prior to the Commitment Termination Date (whether the initial Commitment Termination Date or such date as previously extended by Lenders in their sole discretion pursuant to this proviso), request Lenders to extend the Commitment Termination Date upon the same terms and conditions as set forth herein, and Lenders may, in their individual sole discretion and upon their unanimous agreement, extend the Commitment Termination Date for a period of up to one year.

                  "Required Hedges" means for each Fiscal Quarter listed below, forward, future, swap or hedging contracts, with a Hedging Rate capped at eight percent (8%) per annum, entered into by Borrower pursuant to
         Section 5.2(p)(ii), in an aggregate notional amount not less than the amount listed below for each such Fiscal Quarter:

         Fiscal Quarter                                       Hedged Amount of Indebtedness
         --------------                                       -----------------------------
         July 1, 1996 to September 30, 1996                            $38,500,000
           (commencing August 19, 1996)
         October 1, 1996 to December 31, 1996                          $36,500,000
         January 1, 1997 to March 31, 1997                             $34,500,000
         April 1, 1997 to June 30, 1997                                $32,500,000
         July 1, 1997 to September 30, 1997                            $30,500,000
         October 1, 1997 to December 31, 1997                          $29,500,000
         January 1, 1998 to March 31, 1998                             $28,500,000
         April 1, 1998 to June 30, 1998                                $27,500,000
         July 1, 1998 to September 30, 1998                            $26,500,000
         October 1, 1998 to December 31, 1998                          $25,500,000

         For purposes of this definition, "Hedging Rate" means the rate per annum reported on each day on Telerate Access Service Page 3750 (British Bankers Association Settlement Rate) as the London Interbank Offered Rate for dollar deposits having a three-month term and in an amount of $1,000,000 or more (or, if such Page shall cease to be publicly available or if the information contained on such Page, in Agent's sole judgment, shall cease to accurately reflect such London Interbank

         Offered Rate, such rate as reported by any publicly available source of similar market data selected by Agent that, in Agent's sole judgment, accurately reflects such London Interbank Offered Rate).

         Section 2.2. Deletion of Borrowing Base Provisions. The following references to "Borrowing Base" are hereby amended to refer instead to "Commitment":

         Clause (b) of the first sentence of Section 2.1 of the Original Agreement; Second sentence of Section 2.1 of the Original Agreement; First sentence of Section 2.2(b) of the Original Agreement; Last sentence of Section 2.2(b) of the Original Agreement; First sentence of Section 2.7(a) of the Original Agreement; Clause (i) of the first sentence of Section 2.9 of the Original Agreement; and Section 2.9(e).

         Sections 2.28, 2.29 and 5.1(b)(vii) of the Original Agreement are hereby deleted.

         Section 2.3. Requests for Advances. The first sentence of Section 2.2(a) of the Original Agreement is hereby amended in its entirety to read as follows:

         Borrower must give to Agent written notice, or telephonic notice promptly confirmed in writing, of any requested Advances, which notice must be received by Agent not later than 11:00 a.m., New York, New York time, on the date of the requested Advances (or three Business Days prior to the date of the requested Advances if Borrower is desires for all or any part of such Advances to make up a Tranche of LIBOR Rate Portions on such date).

         Section 2.4. Mandatory Prepayments. Section 2.7(b) of the Original Agreement is hereby deleted.

         Section 2.5. Letters of Credit. The first sentence of Section 2.11 of the Original Agreement is hereby amended in its entirety to read as follows:

         Letters of Credit shall be issued solely for Borrower's general corporate purposes, including without limitation for margin call purposes relating to forward, future, swap or hedging contracts as permitted by Section 5.2(p).

         Section 2.6. Limitation on Credit Extensions. Section 5.2(h) of the Original Agreement is hereby amended by adding a new clause (v) at the end thereof, to read as follows:

         (v) other extensions of credit, advances or loans, so long as the aggregate amount of such extensions of credit, advances and loans made by Borrower and all Restricted Subsidiaries does not exceed $1,000,000.

         Section 2.7. EBITAD. Section 5.2(o)(ii) of the Original Agreement is hereby amended in its entirety to read as follows:

         (ii) The ratio of (A) Borrower's and Restricted Subsidiaries' EBITAD to (B) the sum of Debt Service plus scheduled payments of principal (including the principal component of rentals or capitalized leases) on Restricted Debt plus $1,000,000 maintenance capital expenditures for each four-Fiscal Quarter period will not be less than (1) 1.10 to 1 for the four-Fiscal Quarter period ending December 31, 1996; (2) 1.15 to 1 for the four-Fiscal Quarter periods ending on each of March 31, 1997, June 30, 1997, September 30, 1997 and December 31, 1997; and (3) 1.20 to 1 for the four-Fiscal Quarter period ending March 31, 1998 and each four-Fiscal Quarter period thereafter.

         Section 2.8. Name Change of Borrower. As of May 6, 1996, Borrower changed its name from Tejas Power Corporation to TPC Corporation. All references to "Borrower" in any Loan Document shall as of such date and thereafter refer to "TPC Corporation, a Delaware corporation".

         Section 2.9. Consent and Waiver re: Prism; Limited Waiver of EBITAD. Agent, Co-Agent and Lenders hereby (i) consent to the extension of credit by Borrower to PRISM Information I, LLC in the amount of $380,000, as evidenced by a promissory note dated September 13, 1996, secured by certain collateral and maturing on September 13, 1998, and (ii) waive Borrower's breach of Section 5.2(h) of the Credit Agreement thereby and any related Default or Event of Default under Section 7.1(c) of the Credit Agreement. Agent, Co-Agent and Lenders hereby waive (i) Borrower's breach of Section 5.2(o) of the Credit Agreement for the Fiscal Quarter ending September 30, 1996 and (ii) any related Default or Event of Default under Section 7.1(c) of the Credit AgreemeAgent, Co-Agent and Lenders hereby waive (a) Borrower's failure to maintain the Required Hedges, as set forth in Section 5.1(l) of the Credit Agreement, prior to the date hereof and (b) any related Default or Event of Default under
Section 7.1(c) of the Credit Agreement.

         Section 2.10. Exhibits. Exhibits A and B to the Original Agreement are hereby amended in their entirety to read as set forth in Exhibits A and B attached hereto. Exhibit H to the Original Agreement is hereby deleted.

                  ARTICLE III. -- Conditions of Effectiveness

         Section 3.1. Effective Date. This Amendment shall become effective as of the date first above written (the "Effective Date") when, and only when, (i) Agent shall have received, at Agent's office, a counterpart of this Amendment executed and delivered by Borrower and each Lender, (ii) Borrower shall have issued and delivered to Agent, for subsequent delivery to each Lender, a Note with appropriate insertions in the form attached hereto as Exhibit A payable to the order of such Lender on or before January 1, 1999 (the "Renewal Notes"), duly executed on behalf of Borrower, dated the date hereof, and in a principal amount equal to such Lender's Percentage Share, set forth opposite such Lender's name on the signature pages hereto, of the Commitment, and (iii) Agent shall have additionally received all of the following documents, each document (unless otherwise indicated) being dated the date of receipt thereof by Agent, duly authorized, executed and delivered, and in form and substance satisfactory to Agent:

                  (a) Opinion of Counsel for Borrower. Agent shall have received (i) the written opinion of M. Scott Jones, Esq., general counsel of Borrower, dated as of the date of this Amendment, addressed to Agent, Co-Agent and Lenders, substantially in the form of that certain opinion dated September 25, 1995 by M. Scott Jones, Esq. to Agent and Lenders, to the effect that, among other things, this Amendment and each Renewal Note have been duly authorized, executed and delivered by Borrower, and (ii) the written opinion of Baker & Botts, L.L.P., special New York counsel to Borrower, dated as of the date of this Amendment, addressed to Agent, Co-Agent and Lenders, substantially in the form of that certain opinion dated September 25, 1995 by Baker & Botts, L.L.P. to Agent and Lenders, to the effect that, among other things, the Credit Agreement and each Renewal Note constitute the legal, valid and binding obligations of Borrower, enforceable in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency and similar laws and to moratorium laws and other laws affecting creditors' rights generally from time to time in effect).

                  (b) Officer's Certificate. Agent shall have received a certificate of a duly authorized officer of Borrower to the effect that all of the representations and warranties set forth in Article IV hereof are true and correct at and as of the time of such effectiveness.

                  (c) Supporting Documents. Agent shall have received (i) a certificate of the Secretary of Borrower dated the date of this Amendment certifying that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of Borrower authorizing the execution, delivery and performance of this Amendment and each Renewal Note and certifying the names and true signatures of the officers of Borrower authorized to sign this Amendment and each Renewal Note, and (ii) such supporting documents as Agent may reasonably request.

                 ARTICLE IV. -- Representations and Warranties

         Section 4.1. Representations and Warranties of Borrower. In order to induce each Lender to enter into this Amendment, Borrower represents and warrants to Agent, Co-Agent and each Lender that:

               (a) The representations and warranties contained in Section 4.1 of the Original Agreement are true and correct at and as of the Effective Date.

                  (b) Borrower is duly authorized to execute and deliver this Amendment and each Renewal Note and is and will continue to be duly authorized to borrow monies and to perform its obligations under the Credit Agreement. Borrower has duly taken all corporate action necessary to authorize the execution and delivery of this Amendment and each Renewal Note and to authorize the performance of the obligations of Borrower hereunder and thereunder.

                  (c) The execution and delivery by Borrower of this Amendment and each Renewal Note, the performance by Borrower of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby do not and will not conflict with any provision of law, statute, rule or regulation or of the certificate of incorporation and bylaws of Borrower, or of any material agreement, judgment, license, order or permit applicable to or binding upon Borrower, or result in the creation of any lien, charge or encumbrance upon any assets or properties of Borrower. Except for those which have been obtained, no consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by Borrower of this Amendment and each Renewal Note or to consummate the transactions contemplated hereby and thereby.

                  (d) When duly executed and delivered, each of this Amendment, the Credit Agreement and the Renewal Notes will be a legal and binding obligation of Borrower, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights and by equitable principles of general application.

                  (e) The audited annual Consolidated financial statements of Borrower dated as of December 31, 1995 and the unaudited quarterly Consolidated financial statements of Borrower dated as of June 30, 1996 fairly present the Consolidated financial position at such dates and the Consolidated statement of operations and the changes in Consolidated financial position for the periods ending on such dates for Borrower. Copies of such financial statements have heretofore been delivered to Agent, Co-Agent and each Lender. Since December 31, 1995, no material adverse change has occurred in the financial condition or businesses or in the Consolidated financial condition or businesses of Borrower.

                          ARTICLE V. -- Miscellaneous

         Section 5.1. Ratification of Agreements. The Original Agreement as hereby amended is hereby ratified and confirmed in all respects. Any reference to the Credit Agreement in any Loan Document shall be deemed to be a reference to the Original Agreement as hereby amended. Any reference to the Notes in any other Loan Document shall be deemed to be a reference to the Renewal Notes issued and delivered pursuant to this Amendment. The execution, delivery and effectiveness of this Amendment and the Renewal Notes shall not, except as expressly provided herein or therein, operate as a waiver of any right, power or remedy of Lenders under the Credit Agreement, the Notes, or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement, the Notes or any other Loan Document.

         Section 5.2. Survival of Agreements. All representations, warranties, covenants and agreements of Borrower herein shall survive the execution and delivery of this Amendment and the performance hereof, including without limitation the making or granting of the Loans and the issuance and delivery of the Renewal Notes, and shall further survive until all of the Obligations are paid in full. All statements and agreements contained in any certificate or instrument delivered by any Related Person hereunder or under the Credit Agreement to any Lender shall be deemed to constitute representations and warranties by, and/or agreements and covenants of, Borrower under this Amendment and under the Credit Agreement.

         Section 5.3. Delivery of Original Notes. Each Lender shall promptly deliver to Agent, for subsequent delivery to Borrower, the Original Note heretofore delivered to it under the Original Agreement.

         Section 5.4. Loan Documents. This Amendment and each Renewal Note are each a Loan Document, and all provisions in the Credit Agreement pertaining to Loan Documents apply hereto and thereto.

         Section 5.5. Governing Law. This Amendment shall be governed by and construed in accordance the laws of the State of New York and any applicable laws of the United States of America in all respects, including construction, validity and performance.

         Section 5.6. Counterparts. This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment.

         IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

                                      TPC CORPORATION


                                      By:   /s/   Robert D. Kincaid
                                            -------------------------------------------
                                            Robert D. Kincaid, Treasurer


Percentage Share                      INTERNATIONALE NEDERLANDEN (U.S.)
                                      CAPITAL CORPORATION, as Agent and a
      50%                             Lender


                                      By:   /s/   Trond O. Rokholt
                                            -------------------------------------------
                                            Trond O. Rokholt, Senior Vice President


Percentage Share                      CIBC INC., as Co-Agent, Issuing Bank and a Lender

      50%
                                      By:   /s/   Robert E. Long
                                            -------------------------------------------
                                            Name:     Robert E. Long
                                            Title:    Managing Director

                                      Address:

                                      2 Houston Center, Suite 1200
                                      900 Fannin Street
                                      Houston, Texas  77010
                                      Attention:  Mr. Robert Long
                                      Phone:  (713) 658-8400
                                      Fax:  (713) 658-9922

                                      with a copy to:

                                      Canadian Imperial Bank of Commerce
                                      Two Paces West
                                      2727 Paces Ferry Road, Suite 1200
                                      Atlanta, Georgia  30339
                                      Attention:  Ms. Joan Moseley
                                      Phone:  (770) 319-4828
                                      Fax:  (770) 319-4950



                                                                       EXHIBIT A


                                PROMISSORY NOTE


20,000,000                    New York, New York              October 30, 1996

         FOR VALUE RECEIVED, the undersigned, TPC Corporation, a Delaware corporation (herein called "Borrower"), hereby promises to pay to the order of ____________________________________________ (herein called "Lender"), the principal sum of TWENTY MILLION AND NO/100 DOLLARS ($20,000,000), or, if greater or less, the aggregate unpaid principal amount of the Loan made under this Note by Lender to Borrower pursuant to the terms of the Credit Agreement (as hereinafter defined), together with interest on the unpaid principal balance thereof as hereinafter set forth, both principal and interest payable as herein provided in lawful money of the United States of America at the offices of Lender, 135 East 57th Street, New York, New York or at such other place within New York County, New York, as from time to time may be designated by the holder of this Note.

         This Note (a) is issued and delivered under that certain First Restated Credit Agreement dated September 25, 1995 among Borrower, Internationale Nederlanden (U.S.) Capital Corporation, as Agent, and the lenders named therein (herein, as from time to time supplemented, amended or restated, called the "Credit Agreement"), and is a Note as defined therein, and
(b) is subject to the terms and provisions of the Credit Agreement, which contains provisions for payments and prepayments hereunder and acceleration of the maturity hereof upon the happening of certain stated events. Payments on this Note shall be made and applied as provided herein and in the Credit Agreement. Reference is hereby made to the Credit Agreement for a description of certain rights, limitations of rights, obligations and duties of the parties hereto and for the meanings assigned to terms used and not defined herein.

         For the purposes of this Note, the following terms have the meanings assigned to them below:

                  "Maximum Rate" means at the particular time in question the maximum rate of interest which, under applicable law, may then be charged on this Note. If such maximum rate of interest changes after the date hereof, the Maximum Rate shall be automatically increased or decreased, as the case may be, without notice to Borrower from time to time as of the effective time of each change in such maximum rate. If applicable law ceases to provide for such a maximum rate of interest, the Maximum Rate shall be a per annum rate of interest equal to twenty-five percent (25.0%) plus the Base Rate from time to time in effect.

                  "Base Rate Payment Date" means (i) the last day of each March, June, September and December of each year, beginning December 31, 1996, and (ii) any day on which past due interest or principal is owed hereunder and is unpaid. If the terms hereof or of the Credit Agreement provide that payments of interest or principal hereon shall be deferred from one Base Rate Payment Date to another day, such other day shall also be a Base Rate Payment Date.

                  "LIBOR Rate Payment Date" means, with respect to any LIBOR Rate Portion: (i) the day on which the related Interest Period ends (and, if such Interest Period is longer than three months, the three-month anniversary of the first day of such Interest Period), and
         (ii) any day on which past due interest or past due principal is owed hereunder with respect to such LIBOR Rate Portion and is unpaid. If the terms hereof or of the Credit Agreement provide that payments of interest or principal with respect to such LIBOR Rate Portion shall be deferred from one LIBOR Rate Payment Date to another day, such other day shall also be a LIBOR Rate Payment Date.

         The principal amount of this Note, together with all unpaid accrued interest hereon, shall be due and payable in full on January 1, 1999.

         The Base Rate Portion of the Loan (exclusive of any past due principal or interest) from time to time outstanding shall bear interest on each day outstanding at the Base Rate in effect on such day. On each Base Rate Payment Date Borrower shall pay to the holder hereof all unpaid interest which has accrued on the Base Rate Portion to but not including such Base Rate Payment Date. Each LIBOR Rate Portion of the Loan (exclusive of any past due principal or interest) shall bear interest on each day during the related Interest Period at the related LIBOR Rate in effect on such day. On each LIBOR Rate Payment Date relating to such LIBOR Rate Portion Borrower shall pay to the holder hereof all unpaid interest which has accrued on such LIBOR Rate Portion to but not including such LIBOR Rate Payment Date. All past due principal and past due interest owed under this Note shall bear interest on each day outstanding at the Late Payment Rate in effect on such day, and such interest shall be due and payable daily as it accrues. Notwithstanding the foregoing provisions of this paragraph, if at any time the rate at which interest is payable on this Note (considering together all portions of the Loan and the interest payable thereon) exceeds the Maximum Rate, this Note shall bear interest at the Maximum Rate only but shall continue to bear interest at the Maximum Rate until such time as the total amount of interest accrued hereon equals (but does not exceed) the total amount of interest which would have accrued hereon had there been no Maximum Rate applicable hereto.

         Notwithstanding the foregoing paragraph and all other provisions of this Note, in no event shall the interest payable hereon, whether before or after maturity, exceed the maximum interest which, under applicable law, may be charged on this Note, and this Note is expressly made subject to the provisions of the Credit Agreement which more fully set out the limitations on how interest accrues hereon.

         If this Note is placed in the hands of an attorney for collection after default, or if all or any part of the indebtedness represented hereby is proved, established or collected in any court or in any bankruptcy, receivership, debtor relief, probate or other court proceedings, Borrower and all endorsers, sureties and guarantors of this Note jointly and severally agree to pay reasonable attorneys' fees and collection costs to the holder hereof in addition to the principal and interest payable hereunder.

         Borrower and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment, notice of demand and of dishonor and nonpayment of this Note, protest, notice of protest, notice of intention to accelerate the maturity of this Note, declaration or notice of acceleration of the maturity of this Note, diligence in collecting, the bringing of any suit against any party and any notice of or defense on account of any extensions, renewals, partial payments or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.

         THIS NOTE AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW), EXCEPT TO THE EXTENT THE SAME ARE GOVERNED BY APPLICABLE FEDERAL LAW.

                    This Note is given in renewal, extension and increase, but not in novation or extinguishment, of that certain Promissory Note dated December 28, 1995 by Borrower in the aggregate original principal amount of $15,000,000, payable to the order of Lender.

                                              TPC CORPORATION


                                              By:
                                                 ----------------------------
                                                 Robert D. Kincaid, Treasurer

                                                                      EXHIBIT B


                              REQUEST FOR ADVANCES

         Reference is made to that certain First Restated Credit Agreement dated as of September 25, 1995 (as from time to time amended, the "Agreement"), by and among TPC Corporation ("Borrower"), Internationale Nederlanden (U.S.) Capital Corporation, as Agent, and the Lenders named therein. Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement. Pursuant to the terms of the Agreement Borrower hereby requests Lenders to make Advances to Borrower in the aggregate principal amount of $__________ and specifies ____________, 199__, as the date Borrower desires for Lenders to make such Advances and to deliver to Borrower the proceeds thereof.

         To induce Lenders to make Advances, Borrower hereby represents, warrants, acknowledges, and agrees that:

                  (a) The officer of Borrower signing this instrument is the duly elected, qualified and acting officer of Borrower as indicated below such officer's signature hereto having all necessary authority to act for Borrower in making the request herein contained.

                  (b) The representations and warranties of Borrower set forth in the Agreement and the other Loan Documents are true and correct on and as of the date hereof (except to the extent that the facts on which such representations and warranties are based have been changed by the transactions contemplated by the Agreement), with the same effect as though such representations and warranties had been made on and as of the date hereof.

                  (c) There does not exist on the date hereof any condition or event which constitutes a Default or Event of Default which has not been waived in writing as provided in Section 9.1(a) of the Agreement; nor will any such Default or Event of Default exist upon Borrower's receipt and application of the Advances requested hereby. Borrower will use the Advances hereby requested in compliance with Section 2.3 of the Agreement.

                  (d) Except to the extent waived in writing as provided in
         Section 9.1(a) of the Agreement, Borrower has performed and complied with all agreements and conditions in the Agreement required to be performed or complied with by Borrower on or prior to the date hereof, and each of the conditions precedent to an Advance contained in the Agreement remains satisfied.

                  (e) The Loan Documents have not been modified, amended or supplemented by any unwritten representations or promises, by any course of dealing, or by any other means not provided for in Section 9.1(a) of the Agreement. The Agreement and the other Loan Documents are hereby ratified, approved, and confirmed in all respects.

                  (f) The outstanding Utilized Credit, after the making of the Advances requested hereby, will not be in excess of the Commitment on the date requested for the making of such Advances.

         The officer of Borrower signing this instrument hereby certifies that, to the best of his knowledge after due inquiry, the above representations, warranties, acknowledgements, and agreements of Borrower are true, correct and complete.

         IN WITNESS WHEREOF, this instrument is executed as of ____________, 199__.


                                      TPC CORPORATION

                                      By:
                                         --------------------------------------
                                         Name:
                                         Title: